The Victory Portfolios



                                  EX-99.B11(a)

           Consent of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel

                Kramer, Levin, Naftalis, Nessen, Kamin & Frankel









                                      January 30, 1996




The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219


         Re:  The Victory Portfolios
              File No. 33-8982
              Post-Effective Amendment
              to Registration Statement on Form N-1A
Gentlemen:

                We hereby consent to the reference of our firm as counsel in the Post- Effective Amendment No. 27 to the Registration Statement on Form N-1A.

                This Post-Effective Amendment does not contain disclosures_that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933.

                            Very truly yours,




                            /s/ Kramer, Levin, Naftalis, Nessen, Kamin & Frankel